FIRST AMENDMENT TO
INGERSOLL RAND INC.
AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN

    THIS FIRST AMENDMENT TO the Ingersoll Rand Inc. Amended and Restated 2017 Omnibus Incentive Plan (this “Amendment”), made as of April 27, 2021, is made and adopted by Ingersoll Rand Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

    WHEREAS, the Company maintains the Ingersoll Rand Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”);

    WHEREAS, pursuant to Section 13(a) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

    WHEREAS, the Board desires to amend the Plan as set forth herein.

    NOW, THEREFORE BE IT RESOLVED, that the Plan be amended as follows:

1.A new Section 5(f) is hereby added to the Plan:

“Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan after April 27, 2021 that are payable in shares of Common Stock shall vest no earlier than the first anniversary of the date on which the Award was granted; provided, that the foregoing minimum vesting requirement does not apply to: (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash-based obligations, and (iii) Awards with respect to a maximum of five percent (5%) of the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 5(b) of the Plan (subject to adjustment under Section 12 of the Plan). Notwithstanding the foregoing minimum vesting requirement, the Committee may, in its discretion, provide for accelerated vesting or exercisability of an Award in connection with a Participant’s death or Disability or in connection with or following a Change in Control, in the terms of an Award Agreement or otherwise.”

2.This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

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I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Ingersoll Rand Inc. as of April 27, 2021.

    Executed on this 27th day of April, 2021.

/s/ Andrew Schiesl
Secretary